                                                                   EXHIBIT 2.1.4

[SECRETARY OF
STATE STAMP]         AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         ROYAL HOLDINGS SECURITIES LTD.

                (AFTER PAYMENT OF CAPITAL AND ISSUANCE OF STOCK)

We the Undersigned, Officers of Royal Holdings Securities Ltd. ("the Corporation") hereby certify:

     The Board of Directors of the Corporation at a meeting of duly convened and held on June 11, 1999 adopted a resolution to amend the Articles of Incorporation as Originally filed and/or amended.

The former Article One read:

ARTICLE ONE.   THE NAME OF THE CORPORATION IS ROYAL HOLDINGS SECURITIES LTD.

Article One is superseded and replaced as follows:

ARTICLE ONE.   THE NAME OF THE CORPORATION IS ROYAL HOLDINGS SERVICES LTD.

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,661,628; and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, namely 8,116,628 affirmative votes, or 69.6%.


/s/ KIRT W. JAMES                      /s/ J. DAN SIFFORD
---------------------------------      ---------------------------------
Kirt W. James                          J. Dan Sifford
PRESIDENT AND SECRETARY                CHAIRMAN AND TREASURER
========================================================================

     State of California               Subscribed and sworn (or affirmed) to

     County of Orange                  before me this 11th day of June
                                                      ----        ----
                                       1999, by
                                         --

          [SEAL]                              /s/ SHARON BRADSHAW
                                              --------------------------